UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MATTHEWS INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On February 17, 2025, Matthews International Corporation (the “Company”) issued the following press releases, which contain information relating to the Company’s 2025 Annual Meeting of Shareholders to be held on February 20, 2025.

FOR IMMEDIATE RELEASE

U.S. District Court Judge Once Again Denies Tesla’s Request to Block Matthews International from Selling Its Innovative Dry Battery Electrode Solutions to Others

PITTSBURGH, Feb. 17, 2025 – Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews” or the “Company”) today announced that a U.S. District Court Judge has issued an order denying Tesla’s renewed request to block Matthews’ right to sell its innovative DBE solutions to existing and potential global customers. The Company issued the following statement:

On February 6, 2025, Matthews announced the favorable ruling in arbitration against Tesla, which reaffirmed the Company’s right to sell its proprietary dry battery electrode technology (“DBE”) to customers around the world. Since that date, Tesla has responded by filing two additional legal attacks – in less than seven days – in the United Stated District Court for the Northern District of California, attempting to re-litigate issues that have already been decided in Matthews’ favor.

On Friday, February 14, 2025, U.S. District Court Judge Edward Davila issued an order denying Tesla’s request for a temporary restraining order attempting to block Matthews’ right to sell its innovative DBE offerings.

Within hours of arguing the temporary restraining order motion before Judge Davila in California, Tesla filed yet another lawsuit in Federal Court against Matthews. Tesla’s latest complaint filed in the United States District Court for the Northern District of California is also meritless and appears to be nothing more than Tesla’s latest bullying tactic against Matthews. Matthews will vigorously defend this additional lawsuit while pursuing in parallel claims against Tesla for its wrongful conduct.

Over 25 years ago, before Tesla even existed as a company, Matthews’ engineers began the development of breakthrough technology that forms the basis of its DBE solutions which streamline production of lithium-ion batteries and significantly reduce production costs of electric vehicles. It is Matthews’ extensive research and development in this area that led to U.S. Patent No. 12,136,727 – not Tesla’s. Five years ago, Tesla came to Matthews seeking engineering solutions and access to our valuable intellectual property and trade secrets as well as our global engineering talent.

Matthews, celebrating its 175th year of continuous operation, will continue to vigorously defend against Tesla’s unfounded assault on its rights to sell – and further develop – its innovative technology.

About Matthews International

Matthews International Corporation is a global provider of memorialization products, industrial technologies, and brand solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment includes the design, manufacturing, service and sales of high-tech custom energy storage solutions; product identification and warehouse automation technologies and solutions, including order fulfillment systems for identifying, tracking, picking and conveying consumer and industrial products; and coating and converting lines for the packaging, pharma, foil, décor and tissue industries. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands and provide value. The Company has over 11,000 employees in more than 30 countries on six continents that are committed to delivering the highest quality products and services.

Additional Information

In connection with the Company’s 2025 Annual Meeting, the Company has filed with the U.S. Securities and Exchange Commission (“SEC”) and commenced mailing to the shareholders of record entitled to vote at the 2025 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from the Company at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of the Company’s definitive proxy statement and other documents, free of charge, by contacting the Company’s Investor Relations Department at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Participants in the Solicitation

The participants in the solicitation of proxies in connection with the 2025 Annual Meeting are the Company, Alvaro Garcia-Tunon, Gregory S. Babe, Joseph C. Bartolacci, Katherine E. Dietze, Terry L. Dunlap, Lillian D. Etzkorn, Morgan K. O’Brien, J. Michael Nauman, Aleta W. Richards, David A. Schawk, Jerry R. Whitaker, Francis S. Wlodarczyk, Steven F. Nicola and Brian D. Walters.

Certain information about the compensation of the Company’s named executive officers and non-employee directors and the participants’ holdings of the Company’s Common Stock is set forth in the sections entitled “Compensation of Directors” (on page 36 and available here), “Stock Ownership of Certain Beneficial Owners and Management” (on page 64 and available here), “Executive Compensation and Retirement Benefits” (on page 66 and available here), and “Appendix A” (on page A-1 and available here), respectively, in the Company’s definitive proxy statement, dated January 7, 2025, for its 2025 Annual Meeting as filed with the SEC on Schedule 14A, available here. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2025 Annual Meeting and other relevant materials will be filed with the SEC when they become available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, including statements regarding the anticipated timing and benefits of the proposed joint venture transaction, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,”

“predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include the possibility that the terms of the final award to be issued by the Arbitrator in the Tesla, Inc. (“Tesla”) dispute may differ from the terms of the interim award issued by the Arbitrator and may be challenged, our ability to satisfy the conditions precedent to the consummation of the proposed joint venture transaction on the expected timeline or at all, our ability to achieve the anticipated benefits of the proposed joint venture transaction, uncertainties regarding future actions that may be taken by Barington in furtherance of its intention to nominate director candidates for election at the Company’s 2025 Annual Meeting, potential operational disruption caused by Barington’s actions that may make it more difficult to maintain relationships with customers, employees or partners, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, including changes in costs due to adjustments to tariffs, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions divestitures, and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the Company’s plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company’s plans and expectations with respect to its Board, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Matthews International Corporation

Corporate Office

Two NorthShore Center

Pittsburgh, PA 15212-5851

Phone: (412) 442-8200

Contacts

Matthews International Co.

Steven F. Nicola

Chief Financial Officer and Secretary

(412) 442-8262

Collected Strategies

Dan Moore / Scott Bisang / Clayton Erwin

MATW-CS@collectedstrategies.com

FOR IMMEDIATE RELEASE

Matthews International Appoints Thomas Gebhardt to Board of Directors

Mr. Gebhardt Brings Significant Experience in Batteries and EV Technology Solutions

Gregory Babe to Resign from Board, Effective Immediately

PITTSBURGH, Feb. 17, 2025 – Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews” or the “Company”) today announced that Thomas Gebhardt has been appointed to the Company’s Board of Directors, effective immediately.

As previously announced on January 24, 2025, Gregory S. Babe informed Matthews that he would not stand for re-election to the Company’s Board at the 2026 Annual Meeting of Shareholders. As a result of the addition of Mr. Gebhardt to the Matthews Board, Mr. Babe has resigned from the Board, effective immediately.

Mr. Gebhardt brings deep industrial automation and battery expertise to Matthews, including over 30 years of experience at Panasonic where he most recently served as Chairman and Chief Executive Officer of Panasonic’s North American business. Under his leadership at Panasonic, the company transitioned from a consumer electronics firm to a successful provider of devices and systems solutions in the industrial and technology sectors. Mr. Gebhardt is recognized for having significantly expanded the company’s presence in Automotive, growing the business to more than $2.8 billion in revenue over a five-year period. In batteries specifically, he grew the business from multi millions to billions of dollars in revenue. Notably, Mr. Gebhardt led Panasonic’s partnership with Toyota and was intimately involved with the development of the exclusive supply relationship between Panasonic and Tesla, including leading Tesla’s Reno based Gigafactory project, which produces the majority of lithium batteries for Tesla’s electric vehicles. Most recently, Mr. Gebhardt served as Interim CEO of Imprint Energy, a printable battery printing company that was acquired by CCL Industries in 2023.

“We are delighted to welcome Tom to our Board of Directors,” said Alvaro Garcia-Tunon, Chairman of the Matthews Board of Directors. “Tom has spent his entire career in the battery ecosystem and has extensive knowledge of the EV industry from both the battery and OEM perspective. As we grow our Dry Battery Electrode (DBE) solutions business, our shareholders will benefit from Tom’s deep and specific knowledge of our industry, significant financial acumen and strategic capital allocation expertise. Tom is an ideal director for our Board, and we are excited for him to hit the ground running.

Mr. Gebhardt stated, “I’m excited to join the Matthews Board at this pivotal time in the Company’s history. Battery and automobile equipment manufacturers around the world seek to adopt Matthews’ innovative dry battery electrode solutions and I look forward to working with the Board and management team to deliver the value of these solutions to both customers and shareholders.”

“On behalf of the entire Board and Management team, I would like to thank Greg for his commitment to Matthews,” said Mr. Garcia-Tunon. Over his career, Greg successfully led multiple global ERP implementations, spearheaded the development of several promising technologies and was the driving force behind the launch and evolution of our highly successful and greatly sought after Dry Battery Electrode solutions. We wish him the best in his future endeavors.”

J.P. Morgan Securities LLC is serving as financial advisor to Matthews. Sidley Austin LLP is serving as legal counsel to Matthews.

About Matthews International

Matthews International Corporation is a global provider of memorialization products, industrial technologies, and brand solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment includes the design, manufacturing, service and sales of high-tech custom energy storage solutions; product identification and warehouse automation technologies and solutions, including order fulfillment systems for identifying, tracking, picking and conveying consumer and industrial products; and coating and converting lines for the packaging, pharma, foil, décor and tissue industries. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands and provide value. The Company has over 11,000 employees in more than 30 countries on six continents that are committed to delivering the highest quality products and services.

YOUR VOTE IS IMPORTANT!

Your vote is important, and we ask that you please vote “FOR” the election of our three nominees: Terry L. Dunlap, Alvaro Garcia-Tunon and J. Michael Nauman using the WHITE proxy card and “WITHHOLD” on Barington’s nominees.

Simply follow the easy instructions on the enclosed WHITE proxy card to vote by internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. If you received this letter by email, you may also vote by pressing the WHITE “VOTE NOW” button in the accompanying email. The Board of Directors urges you to disregard any such materials and does not endorse any of Barington’s nominees.

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor at:

(888) 755-7097 or email MATWinfo@Georgeson.com

Additional Information

In connection with the Company’s 2025 Annual Meeting, the Company has filed with the U.S. Securities and Exchange Commission (“SEC”) and commenced mailing to the shareholders of record entitled to vote at the 2025 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from the Company at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of the Company’s definitive proxy statement and other documents, free of charge, by contacting the Company’s Investor Relations Department at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Participants in the Solicitation

The participants in the solicitation of proxies in connection with the 2025 Annual Meeting are the Company, Alvaro Garcia-Tunon, Gregory S. Babe, Joseph C. Bartolacci, Katherine E. Dietze, Terry L. Dunlap, Lillian D. Etzkorn, Morgan K. O’Brien, J. Michael Nauman, Aleta W. Richards, David A. Schawk, Jerry R. Whitaker, Francis S. Wlodarczyk, Steven F. Nicola and Brian D. Walters.

Certain information about the compensation of the Company’s named executive officers and non-employee directors and the participants’ holdings of the Company’s Common Stock is set forth in the sections entitled “Compensation of Directors” (on page 36 and available here), “Stock Ownership of Certain Beneficial Owners and Management” (on page 64 and available here), “Executive Compensation and Retirement Benefits” (on page 66 and available here), and “Appendix A” (on page A-1 and available here), respectively, in the Company’s definitive proxy statement, dated January 7, 2025, for its 2025 Annual Meeting as filed with the SEC on Schedule 14A, available here. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2025 Annual Meeting and other relevant materials will be filed with the SEC when they become available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, including statements regarding the anticipated timing and benefits of the proposed joint venture transaction, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include the possibility that the terms of the final award to be issued by the Arbitrator in the Tesla, Inc. (“Tesla”) dispute may differ from the terms of the interim award issued by the Arbitrator and may be challenged, our ability to satisfy the conditions precedent to the consummation of the proposed joint venture transaction on the expected timeline or at all, our ability to achieve the anticipated benefits of the proposed joint venture transaction, uncertainties regarding future actions that may be taken by Barington in furtherance of its intention to nominate director candidates for election at the Company’s 2025 Annual Meeting, potential operational disruption caused by Barington’s actions that may make it more difficult to maintain relationships with customers, employees or partners, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, including changes in costs due to adjustments to tariffs, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions divestitures, and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the Company’s plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company’s plans and expectations with respect to its Board, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Matthews International Corporation

Corporate Office

Two NorthShore Center

Pittsburgh, PA 15212-5851

Phone: (412) 442-8200

Contacts

Matthews International Co.

Steven F. Nicola

Chief Financial Officer and Secretary

(412) 442-8262

Sodali & Co.

Michael Verrechia/Bill Dooley

(800) 662-5200

MATW@investor.sodali.com

Georgeson LLC

Bill Fiske / David Farkas

MATWinfo@Georgeson.com

Collected Strategies

Dan Moore / Scott Bisang / Clayton Erwin

MATW-CS@collectedstrategies.com